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                                                                     EXHIBIT 2.1

                            REORGANIZATION AGREEMENT


         THIS REORGANIZATION AGREEMENT (the "Agreement") is made and entered into by and among ENTER TECH CORPORATION, a publicly held Nevada corporation (the "Corporation"); WAVEPOWER, INC, a Florida corporation (the "Subsidiary"); and VERNON C. KENDRICK, an individual ("Kendrick") (hereinafter referred to as the "Subscribers"); and, the Corporation, the Subsidiary and the Subscribers being collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party").



                                    PREAMBLE:


         WHEREAS, the Subscribers own 5,000,000 shares of the Subsidiary's common voting stock and no shares of the Subsidiary's preferred stock, such securities being all of the authorized issued and outstanding shares of the Subsidiary's capital stock (there being no other securities; the "Subsidiary Stock"), a corporation engaged in the business more particularly described in
Exhibit 0.2 annexed hereto and made a part hereof; and

         WHEREAS, the Subscribers desire to acquire 5,000,000 shares of the Corporation's voting Common Stock, par value $0.001 per share (the "Stock"), in consideration for their conveyance of shares of the Subsidiary Stock which will constitute 80% of the Subsidiary's authorized, issued and outstanding securities; provided that the transaction qualifies as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended:

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:


                                   WITNESSETH:



                                   ARTICLE ONE
                               EXCHANGE PROVISIONS

1.1      EXCHANGE

(a) Subject to the hereinafter described conditions and Performance Criteria, the Corporation hereby agrees to exchange shares of its voting Common Stock, $0.001 par value, in an amount equal to 5,000,000 shares, with the Subscribers for 4,000,000 voting shares of the


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         Subsidiary Stock currently authorized, issued and outstanding
         (consisting of 5,000,000 shares of voting Common Stock and no shares of Preferred Stock of the Subsidiary) which, upon transfer, will constitute 80% of the Subsidiary's reserved or issued and outstanding securities.

(b) Concurrently with the execution of this Agreement and delivery of the Subsidiary Stock to the Corporation, the Corporation shall cause its transfer agent to issue the requisite number of shares of Stock to the Subscribers, allocated to each Subscriber as follows:

                  Vernon C. Kendrick            5,000,000 shares

(c) Performance Criteria: Nothing herein shall be construed to prevent the Corporation from issuing the Subscribers additional shares or options to purchase additional shares in connection with the Subsidiary having obtained specified sums of gross income and net pre-tax profit under the management of the Subscriber, which formula shall be agreed upon and set forth in a formal employment agreement with the Subscriber.

1.2      EXEMPTION FROM REGISTRATION

(a) Each Subscriber hereby represents, warrants, covenants and acknowledges that:

         (1)      (a)      The Stock is being issued without registration under
                           the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act") or of the applicable securities regulations of the State of Nevada (the
                           "Nevada Securities Act") pursuant to exemptions provided pursuant to Section 4(2) of the Act and comparable provisions of the Nevada Securities Act;

                  (b) The Subscribers have represented and warranted that any filings required in conjunction with the transactions contemplated in this Agreement required under the laws of the State of Nevada will be promptly made.

         (2) All of the Stock will bear legends restricting its transfer, sale, conveyance or hypothecation unless such Stock is either registered under the provisions of Section 5 of the Act and under the Nevada Securities Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Corporation is provided by the Subscribers to the effect that such registration is not required as a result of applicable exemptions therefrom;

         (3) The Corporation's transfer agent shall be instructed not to transfer any of the Stock unless the Corporation advises it that such transfer is in compliance with all applicable laws and has been approved by the Corporation;

         (4) The Subscribers are acquiring the Stock for their own account, for investment purposes only, and not with a view to further sale or distribution; and


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         (5)      Each Subscriber or his or her advisors have examined the
                  Corporation's latest reports to the Securities and Exchange Commission on Forms 10-KSB, 10-QSB and 8-K (collectively and generically hereinafter referred to as "34 Act Reports"), have been provided with access to all of the Corporation's books and records and have questioned the Corporation's officers and directors as to such matters involving the Corporation as the Subscribers deemed appropriate.

(b) The Corporation hereby represents, warrants, covenants and acknowledges that:

         (1) The Stock is being transferred without registration under the provisions of Section 5 of the Act or under the Nevada Securities Act pursuant to the exemptions provided by Section 4(2) of the Act and comparable provisions of the Nevada Securities Act;

         (2) All of the Stock will bear legends restricting its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Stock is either registered under the provisions of Section 5 of the Act and under applicable state securities laws, or an opinion of legal counsel is provided by the Corporation certifying that such registration is not required as a result of applicable exemptions therefrom;

         (3) The Corporation shall not transfer any of the Subsidiary Stock except in compliance with all applicable laws; and

         (4) The Corporation is acquiring the Subsidiary Stock for its own account, for investment purposes only and not with a view to further sale or distribution.

1.3      LIABILITIES.

(a) Any liabilities in any manner encumbering or affecting the Subsidiary or its assets are disclosed on Exhibit 1.3 annexed hereto and made a part hereof (the "Disclosed Subsidiary Liabilities").

(b) The Subscribers hereby covenant and agree to indemnify and hold the Corporation harmless from any liabilities of the Subsidiary or affecting the Subsidiary's assets other than the Disclosed Subsidiary Liabilities ("Undisclosed Subsidiary Liabilities") and the Corporation may, in addition to all other legal or equitable remedies that may be available, offset from any funds, securities or other things of value due to the Subscribers or the Subscribers' affiliates (as that term is most liberally defined for federal securities law purposes), such sums as may be required to make the Corporation whole as a result of the assertion of any Undisclosed Subsidiary Liability against the Subsidiary or its assets.


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                                   ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

2.1      THE CORPORATION.

         The Corporation hereby represents and warrants to each Subscriber, as a material inducement to his, her or its entry into this Agreement, that, except as disclosed in Exhibit 2.1 (the "Corporation's Warranty Exceptions") or in the Corporation's 34 Act Reports filed prior to the date of this Agreement, the following representations and warranties are, to the best of the Corporation's knowledge, materially accurate:

(a) The Corporation owns or leases the assets described in the Corporation's 34 Act Reports subject to such changes in inventory and supplies as were required in the ordinary course of business;

(b) The Corporation has 100,000,000 shares of Common Stock $0.001 par value, authorized, of which a total of 7,780,000 shares are currently outstanding or reserved, there being no other outstanding securities of any class or of any kind or character of the Corporation (except for certain Preferred Stock described hereinafter), there being no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Corporation to issue or sell any additional shares of the Corporation's Stock or any options or rights with respect thereto, or any securities convertible into any shares of Stock of any class, except with reference to rights granted to the Corporation's officers and certain officers of subsidiaries under employment agreements for bonus awards based upon performance at year end. In addition to the foregoing the Corporation shall have issued to its existing management group as of the date of closing an additional 2,000,000 shares of Preferred Stock $0.001 par value, carrying voting rights of 5 votes for each share of Preferred Stock and conversion rights equal to 2 shares of Common Stock for each share of Preferred Stock. To the extent all of such 2,000,000 shares of preferred stock shall not have been issued by the Closing Date, notwithstanding anything to the contrary herein or in any other agreements between the Corporation and Subsidiary or Subscriber, the Corporation may issue the balance of such 2,000,000 shares of preferred stock to its management. An additional 3,000,000 shares of such Preferred Stock shall be subject to options in favor of Vern Kendrick as described in his employment agreement. Further, nothing herein shall preclude the Corporation from issuing additional Common Stock or Options pursuant to a qualified Employee Stock Option Plan, profit sharing plan or other bonus arrangement as the parties may subsequently determine.

(c) The Corporation is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of its securities or to any agreement that affects the voting rights of any of its securities, nor has the Corporation made any commitment of any kind relating to the issuance of shares of any of the Corporation's securities, whether by subscription, right of conversion, option or


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         otherwise; except that an employment agreement may be entered into with the Subscriber which provides for issuance of stock and/or options and/or warrants to the Subscriber.

(d) The Corporation is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discount for quantity or cash payment;

(e) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which might result in a material adverse change in the future financial condition or operations of the Corporation;

(f) The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained;

(g) Except as otherwise disclosed herein no transactions have been entered into either by or on behalf of the Corporation, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would adversely affect the goodwill of the Corporation;

(h) The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action;

(i)      (1)      The certified, consolidated financial statements of the
                  Corporation and its subsidiaries, including consolidated statements of operations, stockholders investment and cash flows and consolidated balance sheets for its last two fiscal years, and unaudited consolidated financial statements for the period from the last consolidated certified financial statement until the end of the Corporation's fiscal quarter closest to the date of this Agreement, all prepared in accordance with generally accepted accounting principles, consistently applied, are included in the Corporation's 34 Act
                  Reports (the "Corporation's Financial Statements").

         (2) The Corporation's Financial Statements, as contained in its 34 Act Reports, fairly present the Corporation's financial condition as of their respective dates and its results of operations for their respective periods in accordance with generally accepted accounting principles, consistently applied;

(j)      (1)      Except as and to the extent reflected or reserved against in the consolidated balance sheet of the Corporation and its subsidiaries (the "Corporation's Interim Balance Sheet), as of
                  Dec. 31, 1999 the Corporation and its subsidiaries had no liabilities or legal obligations of a nature required to be reflected on a corporate balance sheet prepared in accordance with generally accepted accounting principles or disclosed in the notes thereto, whether absolute, accrued, contingent, or otherwise and whether due or to become due (including, without limitation,



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                  liabilities for taxes and interest, penalties, and other
                  charges payable with respect thereto in respect of or measured by the income of the Corporation through such date, or arising out of any transaction entered into prior thereto).

         (2) There is no material reasonable basis for the assertion against the Corporation or any of its subsidiaries of any liability or obligation which is not fully reflected or reserved against in the Corporation's various securities filings or in the Corporation's Interim Balance Sheet or disclosed in the notes thereto, except liabilities or obligations incurred since Dec. 31, 1999 in the ordinary course of Corporation business.

(k) Since the date of the Corporation's Financial Statements no events have occurred nor have any facts been discovered which could have a material adverse effect on the financial status, results of operations or prospects of the Corporation;

         (1) On the Closing Date of this Agreement, the Corporation's net liabilities, excluding liabilities as a result of the transaction contemplated hereby, shall not exceed those disclosed in its annual financial report for the twelve month period ended Dec. 31, 1999, by more than $25,000, and since that date and such filing, there has not been any materially adverse change in the financial condition, operations or prospects of the Corporation;

(m) The Corporation and its subsidiaries do not have any liabilities which constitute a lien or charge on their securities or assets;

(n) The Corporation and each of its subsidiaries has good, valid and marketable title to all of its assets, subject to no mortgage, pledge, lien, encumbrance, security interest or charge, except as disclosed in the Corporation's Financial Statements, and can and will retain free and clear title thereto after Closing on this transaction, free and clear of any liens whatsoever;

(o) There are no claims, actions, suits, proceedings or investigations pending or threatened against the Corporation or any of its subsidiaries except as disclosed in the Corporation's securities filings and the Corporation does not know of any basis for any such claim, action, suit, proceeding or investigation;

(p) During the past 12 months neither the Corporation nor any of its subsidiaries have disposed of any assets or contractual rights which disposition, in the opinion of the Corporation's management, has had or will in the future have a materially adverse impact on the business of the Corporation and its subsidiaries taken as a whole;

(q)      (1)      The Corporation has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed;
                  all federal, state and local income, profits, franchise, sales, use, occupation, property or other taxes due have been fully paid, and, the Corporation is not a party to any action or proceeding by any


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                  governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against the Corporation or its assets, nor is the Corporation aware of any facts or circumstances which could give rise to the assertion of any viable, material claim; and

         (2) All taxes that the Corporation is or was required to withhold or collect have been duly withheld or collected and to the extent required have been paid to the proper governmental authority or person;

(r) The Corporation and each of its current, material operating subsidiaries is, as of the date of this Agreement, a validly existing corporation, organized pursuant to the laws of the their respective jurisdictions of incorporation and qualified to do business in each state where required to do so, with all legal and corporate authority and power to conduct its business and to own its properties and possesses all necessary permits and licenses required in connection with the conduct of its business;

(s) The conduct of the Corporation's business is in material compliance with applicable federal, state and local governmental statutes, rules, regulations, ordinances and decrees;

(t) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach in any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Corporation; any indenture, contract, other material agreement or instrument to which the Corporation or any of its subsidiaries or their respective assets are bound; or, violate any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Corporation, its securities, assets or properties;

(u) This Agreement constitutes a binding obligation of the Corporation, enforceable against it in accordance with the terms hereof, and has been authorized by all required corporate action;

(v)      (1)      The Corporation has not experienced any material difficulties with the management or recruiting of employees for its business, nor does the Corporation have any reason to believe that any such difficulties will arise in the future.

         (2) None of the employees of the Corporation or its subsidiaries are represented by labor unions, nor does the Corporation have any reason to believe that any of its employees desire to be represented by labor unions; and

         (3) The Corporation has no reason to believe that any of its employees have any potential claims against the Corporation, its subsidiaries or their successors in interest based on violations of equal employment laws, occupational health and safety standards or any other legally protected rights;


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(w)      (1)      The Corporation has not generated any hazardous wastes or
                  engaged in activities which could be interpreted as potential violations of laws, statutes, regulations ordinances or judicial decrees in any manner regulating the generation or disposal of hazardous waste.

         (2) There are no on-site or off-site locations where the Corporation or any of its subsidiaries has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Corporation or any of its subsidiaries; and, no polychlorinated hiphenyle are used or stored at any property owned or leased by the Corporation or any subsidiary;

(x)      (1)      The Corporation currently has in full force and effect
                  insurance policies of the kind and in coverage amounts adequate to meet its current insurance requirements; and

         (2) There are no impediments to obtaining hazard and liability insurance covering all of the Corporation's assets and operations, at commercially reasonable insurance rates, nor does the Corporation have any basis for believing that such insurance, at such rates, will not be obtainable by the Corporation in the future;

(y) All of the information reflected in the foregoing representations and warranties is complete and accurate, and does not omit any information required to make the information provided non-misleading, accurate and meaningful, in light of the nature of this transaction; and

(z) There is no material fact, development or threatened development that materially adversely affects, or is likely to materially adversely affect the business of the Corporation, which the Corporation has not publicly disclosed or privately disclosed, either expressly or by reasonable implication, to the Subscribers.

2.2      THE SUBSIDIARY.

         The Subsidiary and each of the Subscribers, jointly and severally, hereby represent and warrant to the Corporation, as a material inducement to the Corporation's entry into this Agreement, that, except as specified on Exhibit
2.2 annexed hereto and made a part hereof (the "Subsidiary's Warranty exceptions"), the following representations and warranties are, to the best of their knowledge, materially accurate:

(a)      (1)      Exhibits 2.2(a) Subsidiary's Property Inventory (Real and
                  Personal), 2.2(a-1) Subsidiary Technology and Intellectual
                  Property, 2.2(a-2) Functional Specifications and 2.2(a-3)
                  Patents and Copyrights contain a complete and accurate list of all real and all personal property owned by the Subsidiary,


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                  tangible, intangible and inchoate (the term Subsidiary in the context of this Article being deemed to include all subsidiaries of the Subsidiary and sibling corporation's of the Subsidiary, the assets and operations of which are to be included among the subjects of this Agreement), and the principal terms of all patents, trademarks, copyrights, trade names, domain names, service marks, other intellectual property, franchises and licenses held by the Subsidiary for use in manufacture and sale of computer related products, including identification of the licensor, the formulae for royalty or other payments thereunder, the expiration dates, and other terms of any extensions or renewals permitted thereunder. Except as disclosed on Exhibit 2.2 the Subsidiary has good and defensible title to all of its material properties and assets, including without limitation those reflected in the Subsidiary's financial statements and those used or located on property controlled by Subsidiary in its business (except assets leased or sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance or material restriction

         (2) The operations of any affiliated entities which comprise the total business of which the Subsidiary has been a part since its inception have been consolidated as to ownership and control under the Subsidiary, in a manner resulting in the control and ownership thereof by the Subsidiary, and, as a consequence of the transactions contemplated by this Agreement, all such assets and operations shall become the indirect property (through ownership of the Subsidiary's capital stock) of the Corporation.

         The Subsidiary owns or possesses legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights and processes necessary to complete its business plan (together, the "Intellectual Property") without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than (i) such licenses or agreements arising from the purchase of "off the shelf" or standard products and (ii) licenses with customers for their use of Intellectual Property entered into in the ordinary course of Subsidiary's business. No employee of Subsidiary is obligated under any contract (including licenses, covenants or commitments of any nature) other agreement, or subject to any judgment, decree or order of any court or administrative body, that would interfere with his duties to the Subsidiary or that would conflict with the Subsidiary's business. The Subsidiary has taken all reasonable and customary actions to protect and maintain the confidentiality and secrecy of all Intellectual Property.

(b)      (1)      The Subsidiary has 20,000,000 shares of voting Common Stock,
                  $0.001 par value, authorized, 5,000,000 shares of which are currently issued, and 5,000,000 shares of Preferred Stock, $0.001 par value, no shares of which currently issued and outstanding there being no other authorized or outstanding securities of any class or of any kind or character of the Subsidiary.


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         (2)      There are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Subsidiary or any Subscriber to issue or sell any additional shares of Subsidiary Stock or any options or rights with respect thereto, or any securities convertible into any shares of Subsidiary Stock of any class;

(c) Upon conveyance of the Subsidiary Stock by the Subscribers, the Corporation will become the owner of 80% of the Subsidiary's authorized, issued and outstanding equity securities;

(d) As of the, Closing Date on this Agreement, the Subsidiary will not be a party to any written or oral agreement which grants any option or right of first refusal or other arrangement to acquire any of its securities or to any agreement that will affect the voting rights of any of its securities, nor have the Subscriber or the Subsidiary made any commitment of any kind relating to the issuance of shares of any of the Subsidiary's equity securities, whether by subscription, right of conversion, option or otherwise;

(e) The Subsidiary is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discounts for quantity or cash payment;

(f) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims known to the Subsidiary which might result in a material adverse change in the future financial condition or operations of the Subsidiary;

(g) The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity, except such as have been obtained;

(h) No transactions have been entered into either by or on behalf of the Subsidiary, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would materially adversely affect the goodwill of the Subsidiary;

(i) The entering into of this Agreement and the performance required hereunder has been duly and validly authorized by all required corporate action;

(j)      (1)      Annexed hereto and made a part hereof as composite Exhibit
                  2.2(j) are: (a) an unaudited balance sheet of the Subsidiary as of November 30, 1999, with the related statement of operations and accumulated deficit and unaudited statements of cash flows for the from inception to November 30, 1999 (such balance sheets, statements of operations and other statements are referred to herein as the "Subsidiary's Financial
                  Statements").


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         (2)      The Subsidiary's Financial Statements fairly present the
                  financial condition of the Subsidiary as of the dates thereof, and the results of operations of the Subsidiary for the periods indicated, in each case in accordance with generally accepted accounting principles applied on a consistent basis;

         (3) Except as and to the extent reflected or reserved against in the Subsidiary's Balance Sheet, the Subsidiary had no liabilities or legal obligations of a nature required to be reflected on a corporate balance sheet prepared in accordance with generally accepted accounting principles or disclosed in the notes thereto, whether absolute, accrued, contingent, or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties, and other charges payable with respect thereto (a) in respect of or measured by the income of the Subsidiary through such date, or (b) arising out of any transaction entered into prior thereto).

         (4) There is no basis for the assertion against the Subsidiary of any liability or obligation which is not fully reflected or reserved against in the Subsidiary's Interim Balance Sheet or disclosed in the notes thereto, except liabilities or obligations incurred since November 30, 1999 in the ordinary course of the Subsidiary's business consistent with its past practice.

(k) Except as reflected in the Subsidiary's Financial Statements, since Nov. 30, 1999 the Subsidiary has not suffered any material adverse change in its financial condition, assets, liabilities or business; or suffered any material casualty loss (whether or not insured);

(1) On the Closing Date of this Agreement, the Subsidiary's aggregate liabilities, whether accrued or inchoate, shall not exceed $25,000 (including liabilities owed to the Subscribers) and such liabilities shall not require any payments, other than as specifically disclosed in
         Exhibit 1.3, and the Subsidiary's unaudited Financial Statement shall reflect paid-in capital of not less than $25,000.

(m) None of the properties or assets used in the business of the Subsidiary are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind, except as disclosed in Exhibit 1.3;

(n)      (1)      There are no claims, actions, suits, proceedings or
                  investigations pending or threatened by or against the Subsidiary and the Subsidiary does not know of any basis for any such claim, action, suit, proceeding, or investigation;

         (2) The Subsidiary is not subject to any liabilities or potential liabilities that will subject the Corporation, or its affiliates, stockholders, officers, directors, agents or advisors to any claims or liabilities predicated or emanating from product liability, torts or violations of law attributable to the Subsidiary or for which the Subsidiary assumed responsibility or which can in any manner be imputed to the Subsidiary or its assets;


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(o)      The Subsidiary has no liabilities involving expenses attributable directly, indirectly or incidentally to any litigation;

(p) Except as otherwise disclosed in the Subsidiary's Financial Statements the Subsidiary has good, valid, and marketable title to all its properties, licenses, and assets, real, personal and mixed, tangible and intangible;

(q)      (1)      Since its inception the Subsidiary has not disposed of any assets or contractual rights which disposition has had or will in the future have a materially adverse effect on the business of the Subsidiary and no such disposition will be made by the Subsidiary outside the ordinary course of business during the interim between execution of this Agreement and the Closing, unless this Agreement shall have been terminated, without the prior written consent of the Corporation;

         (2) Neither the Subsidiary nor its subsidiaries, if any, have, during the six months proceeding the date of this Agreement, distributed any unusual amounts of income to their stockholders, agents, employees or any related parties.

(r) The Subsidiary has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all United States, state and local income, profits, franchise, sales, use, occupation, property or other taxes due have been fully paid, except as listed on
         Exhibit 1.3; and, the Subsidiary is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against the Subsidiary or its assets;

(s) The Subsidiary is, as of the date of this Agreement, a validly existing corporation, organized pursuant to the laws of the State of Florida (and its subsidiaries and sibling corporations are validly organized and in good standing under their laws of their corporate domiciles), with all legal and corporate authority and power to conduct its business and to own its properties and possesses all necessary permits and licenses required in connection with the conduct of its business;

(t) The conduct of the Subsidiary's business is in material compliance with all applicable federal, state and local governmental statutes, rules, regulations, ordinances and decrees;

(u) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach in any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Subsidiary; any indenture, other material agreement or instrument to which the Subsidiary or its stockholders are a party or by which the Subsidiary or its assets are bound; or, any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Subsidiary, its securities or its properties;

(v) This Agreement constitutes the valid and binding agreement of the Subsidiary and is enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law, no such proceeding being anticipated or under consideration);

(w)      (1)      The Subsidiary has not experienced any material difficulties with the management or recruiting of employees for its business, nor does the Subsidiary have any reason to believe that any such difficulties will arise in the future.

         (2) Employees of the Subsidiary are not represented by labor unions; and

         (3) The Subsidiary has no reason to believe that any of its employees have any potential claims against the Subsidiary or its successors in interest based on violations of equal employment laws, occupational health and safety standards or any other legally protected rights;

(x)      (1)      The Subsidiary has no reason to believe that it has generated any hazardous wastes or engaged in activities which violate or could be interpreted as violating any laws, statutes, regulations ordinances or judicial decrees in any manner regulating the generation or disposal of hazardous waste.

         (2) There are no on-site or off-site locations where the Subsidiary has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Subsidiary; and, no polychlorinated hiphenyle are used or stored at any property owned or leased by the Subsidiary;

(y) All of the information reflected in the foregoing representations and warranties is complete and accurate, and does not omit any information required to make the information provided non-misleading, accurate and meaningful, in light of the nature of this transaction.

         There is no material fact, development or threatened development that materially adversely affects, or is likely to materially adversely affect the business of the Subsidiary, which the Subscriber has not disclosed, either expressly or by reasonable implication, to the Corporation.

(z) Exhibit 2.2 (aa) contains a list and description of material contracts to which the Subsidiary is a party, whether written or oral. The Subsidiary has not breached, or committed any default under, any material contract to which it is a party. To the best of the knowledge of the Subsidiary and the Subscriber, no other person has violated or breached or committed any default under any material contract. Furthermore, to the best of the Subsidiary and Subscriber's knowledge, no event has occurred and no circumstance or condition exists that

         (with or without notice or lapse of time) will, or could be reasonably expected to (a) result in a violation or breach of any of the provisions of any such material contract (b) give any person the right to declare a default or exercise any remedy under any material contract
         (c) give any person the right to accelerate the maturity or performance of any material contract or (d) give any person the right to cancel, terminate or modify any such material contract. Subsidiary has not waived any of its material rights under any material contract.

(aa) Exhibit 2.2 (bb) contains a list of each Employee, whether full or part time and whether currently being paid or not, of Subsidiary, such employees' beginning date, salary, position, description of material duties, credentials, including educational background and experience, a description of fringe benefits applicable to such employee, a copy of written employment agreements and a description of any verbal employment agreements. Subsidiary and Subscriber are not aware of any verbal employment agreements. Subsidiary and Subscriber are not aware of any circumstances or conditions which could lead to the loss of any such employees. Such Exhibit also sets forth each salary, bonus, deferred compensation, incentive compensation, medial termination pay and/or other plan, program or agreement (collectively, the "Plan") sponsored, maintained or contributed to or required to be contributed to by Subsidiary for the benefit of any employee. Subsidiary is in compliance in all medical respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. Such Exhibit also contains a separate list, identified as such, of employees Subsidiary anticipates hiring and their anticipated start date and terms of employment. No employee or prospective employee has been promised any compensation, raises, stock, options, fringe benefits or other remuneration except as provided on Exhibit 2.2 (bb).

(bb) Subsidiary has in place procedures to insure that on a regular basis software code and other Intellectual Property prepared by its employees is available to and usable by the Subsidiary and is in accessible form (i.e. such information is not contained in encrypted files, stored offsite or otherwise under the control of any employee without access thereto by the Subsidiary). All such procedures are described in detail in Exhibit 2.2(cc). The Subsidiary has the legal right to all software and other Intellectual Property produced by the employees in connections with, relating to or arising out of any project or matter of the Subsidiary. Each employee is bound to uphold the confidentiality of any Intellectual Property of the Subsidiary and, is legally prohibited from utilizing any of such Intellectual Property for any other employer, person, firm, entity, venture or endeavor of any kind or nature whatsoever.

(cc) Subsidiary is the lessee of a lease for its business premises, the material terms and conditions of which (description and location of premises, square footage rent, expense payments, term, options to renew and to lease additional space, rent escalation factors and other important matters) are set forth on Exhibit 2.2 (dd). A true copy of such lease, and any amendments thereto, has been delivered to the Company. Such lease is in full force and effect, there have been no uncured defaults thereunder and there are no events which, upon lapse of time or the giving of notice, would constitute a default by either party to such lease.

2.3      THE SUBSCRIBERS.

         Each Subscriber hereby represents and warrants to the Corporation, as a material inducement to the Corporation's entry into this Agreement, that, except as specified on Exhibit 2.3 annexed hereto and made a part hereof (the "Subscribers' Warranty exceptions"), the following representations and warranties are, to the best of the Subscribers' knowledge, materially accurate;

(a) Each Subscriber will, on the Closing Date, own the Subsidiary stock, registered in his her or its name and subject to no liens, pledges or encumbrances, and will convey good title thereto to the Corporation, there being no outstanding subscriptions, options, warrants or other agreements or commitments obligating the Subscriber to sell any of his shares of the Subsidiary's Stock or any options or rights with respect thereto;

(c) All of the information reflected in the foregoing representations and warranties and, the representations and warranties made by the Subsidiary, are complete and accurate, and do not omit any information required to make the information provided non-misleading, accurate and meaningful, in light of the nature of this transaction;

(d)      (1)      Annexed hereto and made a part hereof as composite Exhibit
                  2.3(c) are completed officers and directors questionnaires pertaining to each Subscriber and company questionnaires pertaining to the Subsidiary, which each Subscriber has either completed or reviewed, on forms provided by the Corporation's legal counsel (collectively hereinafter referred to as the Questionnaires"); and

         (2) The Questionnaires have been completed and answered in an accurate and complete fashion, and do not fail to disclose any information necessary to render the information provided, not misleading.

(d) Annexed hereto and made a part hereof as Exhibit 2.3(d) is a complete, accurate and not misleading, narrative disclosure document providing the information called for by Securities and Exchange Commission Regulation SB with reference to the Subsidiary, its operations and background.


                                  ARTICLE THREE
                                   CONDITIONS

3.1      CONDITION SUBSEQUENT

(a) The obligations of the Parties are subject to the condition subsequent that the Subsidiary's Financial Statements comply or can within the 90 day period following the Closing on this Agreement be made to comply with the requirements of Regulation S-B promulgated under the Securities Exchange Act of 1934.

(b) In the event that the Securities and Exchange Commission advises the Corporation that the financial statements of the Subsidiary (excluding pro forma financial statements) filed with the Form 8-K of the Corporation relating to the acquisition of the Subsidiary, or an amendment thereto, fail to comply in a material respect with generally accepted accounting principals or the requirements of Regulation S-B and the Securities and Exchange Commission is unwilling to waive such deficiencies, the Corporation and the Subsidiary will use their best efforts to correct the subject financial statements in such manner as will satisfy the Securities and Exchange Commission's objections thereto or cause the Securities and Exchange Commission to withdraw its objections; provided that, if such corrections are not affected or such objections withdrawn within three months after any deficiencies are raised by the Securities and Exchange Commission, the Corporation may elect to rescind this Agreement, ab initio, unless the Parties can, at such time, agree on a restructuring of this transaction in a manner meeting the applicable reporting requirements imposed by applicable United States and state securities law requirements.

3.2      CONDITIONS TO THE CORPORATION'S OBLIGATIONS

         The obligations of the Corporation under this Agreement are subject to the Subsidiary's (the term Subsidiary in the context of this Article being deemed to include all subsidiaries of the Subsidiary and sibling corporations of the Subsidiary, the assets and operations of which are to be included among the subjects of this Agreement) and Subscribers' satisfaction, or the written waiver by the Corporation, of the following conditions prior to Closing (the "Conditions Precedent"):

(a) That all covenants, agreements, actions, proceedings, instruments and documents required to be carried out or delivered by a Subscriber or the Subsidiary pursuant to this Agreement shall have been performed, complied with or delivered to the Corporation in accordance with the terms thereof.

(b) That the warranties and representations made by the Subscribers and the Subsidiary in this Agreement shall be true and correct in all material respects on and as of the date of Closing and shall be deemed to be made on and as of such date.

(c) That there are no material violations of any laws, statutes, ordinances, orders, regulations or requirements of any governmental authority affecting the Subsidiary or its assets, nor will there be any at the time of Closing.

(d) There is no action, suit or proceeding pending or threatened against or affecting the Subsidiary or its assets in any court or before or by any federal, provincial, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality which would affect the Subscriber's or the Subsidiary's ability to perform hereunder or which could affect the business of the Subsidiary in a materially adverse manner.

(e) That the Subsidiary is in material compliance with all applicable federal, state or local statutes, regulations, rules or ordinances applicable to the it, its securities or assets and that the transactions contemplated hereby will not result in any violations thereof.

(f) That the issuance of the Stock and the transfer of the Subsidiary Stock complies with the requirements for exemption from registration under the statutes, regulations and rules applicable thereto and of comparable provisions of the laws of the Corporation's and the Subscriber's state of domicile.

(g) That all licenses, patents and intellectual property rights heretofore held or owned by the Subsidiary continue to be in good standing and not subject to legal or other challenges, and that after Closing on this Agreement, they will continue to remain in full force, effect and validity, and that the Subsidiary shall have had properly assigned to it all patents, copyrights, trademarks, trade secrets, processes, concepts, plans, working drawings and other intellectual property rights of any nature developed by Vern C. Kendrick in connection with the business of Subsidiary.

(h) That the operations of any affiliated entities which comprise the total business of which the Subsidiary has been a part since its inception have been consolidated as to ownership and control under the Subsidiary, in a manner resulting in the control and ownership thereof by the Subsidiary, and, that as a consequence of the transactions contemplated by this Agreement, all such assets and operations shall become the indirect property (through ownership of the Subsidiary's capital stock) of the Corporation.

(i) That the Subsidiary and Subscriber shall have furnished to the Corporation such books, records, minutes, documentation, information, and data as the Corporation may have requested in order to complete its due diligence investigation prior to closing and shall have permitted the Corporation and its agents to inspect the business of the Subsidiary and investigate its Intellectual Property.

3.3      CONDITIONS TO THE SUBSCRIBERS' OBLIGATIONS

         The obligations of the Subscribers under this Agreement are subject to the Subscriber's satisfaction, or the written waiver thereof by the Subscribers, of the following conditions prior to Closing (the 'Subscribers' Conditions Precedent"):

(a) That all covenants, agreements, actions, proceedings, instruments and documents required to be carried out or delivered by the Corporation pursuant to this Agreement shall have been performed, complied with or delivered to the Subscriber in accordance with the terms thereof.

(b) That the warranties and representations made by the Corporation in this Agreement shall be true and correct in all material respects on and as of the date of Closing and shall be deemed to be made on and as of such date.

(c) That the issuance of the Stock and the transfer of the Subsidiary Stock complies with the requirements for exemption from registration under the statutes, regulations and rules applicable thereto, including, without limitation, the provisions of Sections 4(l), 4(2) or 4(6) of the Securities Act of 1933, as amended, of Regulation D promulgated thereunder, and of comparable provisions of the laws of the Corporation's and the Subscriber's state of domicile.

(d) That the Corporation shall have furnished to Subscriber such books, records, minutes and other documents as it may reasonably request and require to complete its due diligence investigation prior to closing.

(e) That the Corporation and the holders of 5,315,000 shares currently owned and controlled by the current officers, directors, affiliates and founders of the Corporation shall have entered into and executed a Shareholder's Agreement with Subscriber providing (i) for continuity of business operations; (ii) for the expansion of the current board of directors to seven members, an additional two members of which shall be appointed by Subscriber for three years, and (iii) that an affirmative vote of 66 2/3% of all directors shall be required to dilute or reverse the existing capital structure without equivalent consideration; acquire subsidiaries in a manner which is unfairly dilutive to any Corporation shareholders; or otherwise take action which materially changes the existing corporate capital structure without equivalent consideration or fundamental mission; all for a period of three years from closing. A similar shareholders agreement shall have been entered into with Subscriber re: the Subsidiary on the same terms. Notwithstanding the foregoing, however, any supermajority provisions contained in such shareholders agreements shall apply only during those periods of time when Subsidiary's business performance and pre-tax profits shall equal or better the performance schedule and standards set forth in Exhibit 3.3(e).


                                  ARTICLE FOUR
                                     CLOSING

4.1      CLOSING DATE.

         The effective date of the Closing on this transaction shall be April 19, 2000. Closing will be held by telephone conference arranged by the Corporation at a mutually agreeable time but may be adjourned and reconvened at a physical location, if required, at the request of either Party. If closing at a physical location is required, it shall take place at the Corporation's offices in Delray Beach, Florida, during normal business hours, at a mutually convenient time within ten business days following the adjourned teleconference closing session.

4.2      ITEMS DELIVERED AT CLOSING BY THE SUBSIDIARY AND THE SUBSCRIBER.

         Prior to the Closing, the Subscribers will deliver the following items to the Corporation, which shall be held in escrow until completion of the Closing

(a) Certificates for all of the Subsidiary Stock, duly endorsed or with stock power attached with appropriate signature guarantees, in form and substance adequate to permit immediate transfer thereof to the Corporation;

(b) A certification from an officer of the Subsidiary to the effect that after consulting with counsel to the Subsidiary or other legal counsel acceptable to the Corporation, he or they reasonably believe that:

         (1) The issuance of the Stock to the Subscribers will not require any actions in the Subscriber's state of domicile, other than such actions as have been taken no later than the fifth day prior to Closing, in order to comply with such state's laws, regulations and rules governing private placements, and that such issuance will not violate any such laws, regulations or rules; and

         (2) The transfer of the Subsidiary Stock as contemplated by this Agreement meets the requirements of the exemption from registration requirements provided by Sections 4(l), 4(2) or 4(6) of the Securities Act of 1933, as amended.

(c) A certification from the Subsidiary's chief financial officer indicating that, after a review of the Subsidiary's books and records from the date of the Subsidiary's latest financial statements annexed hereto until the fifth day prior to Closing, such review did not give such officer cause to believe that any materially detrimental matters have occurred, or that there have been any materially detrimental changes in the financial condition of the Subsidiary, other than as disclosed in this Agreement.

(d)      An investment letter, in the form annexed hereto as Exhibit 4.2(d).

(e) An opinion letter, from Subsidiary's counsel, to the effect that no person or entity has any prior legal right to acquire any portion of the Subsidiary's assets, business or shares of stock pursuant to or arising out of a certain Reorganization Agreement among Novus Environmental, Inc., a Delaware Corporation, WavePower, Inc., a Florida corporation and Vernon C. Kendrick dated on or about January 20, 2000.

4.3      ITEMS DELIVERED AT CLOSING BY THE CORPORATION.

         Prior to the Closing, the Corporation will deliver the following to the Subscriber, which shall be held in escrow until completion of the Closing:

(a) Certificates for the Stock, in denominations of 25,000 shares or greater.

(b) An opinion from the Corporation's legal counsel that the issuance of the Stock as contemplated by this Agreement will meet the requirements of the exemption from registration requirements provided by Section 4.2 of the Securities Act of 1933, as amended.

(c) A certification from the Corporation's chief financial officer indicating that, after a review of the Corporation's books and records from the date of the Corporation's latest financial statements annexed hereto until the fifth day prior to Closing, such review did not give such officer cause to believe that any materially detrimental matters have occurred, or that there have been any materially detrimental changes in the financial condition of the Corporation, other than as disclosed in this Agreement.

4.4      CLOSING COSTS.

         Except as expressly provided in this Agreement, each Party shall pay their own Closing costs. This extends to all attorney's fees incurred prior to closing, however all post closing attorneys fees shall be paid by the Corporation insofar as any such fees have been incurred on the business of the Corporation or the Subsidiary, however not on behalf of the Subscriber.


                                  ARTICLE FIVE
                                     BROKER

5.1      THE SUBSCRIBER.

         The Subscribers and the Subsidiary represent and warrant to the Corporation that it will not be subject to and will indemnify and hold it harmless against any claims of brokers, "finders", or other intermediaries for commissions or other compensation in connection with this Agreement and the consummation of the transactions contemplated hereby.

5.2      THE CORPORATION.

         The Corporation hereby represents and warrants that it has dealt with no brokers, "finders", or other intermediaries in conjunction with his contemplated purchase of the Subsidiary.


                                   ARTICLE SIX
                                    COVENANTS

6.1      MAINTENANCE OF SUBSIDIARY:

         Except as approved by the Corporation's Chief Executive Officer:

(b) The Subsidiary shall not sell or transfer any of the its material assets, real, personal, tangible or intangible, other than in the ordinary course of business, without the Corporation's explicit prior written consent.

(c) The Subsidiary will keep all of its material assets in good standing, order and repair and shall cause any and all necessary remedies and repairs thereto to be made on or before the Closing.

(d) The Subsidiary shall preserve all of its contractual rights in good standing.

(e) The operations of any affiliated entities which comprise the total business of which the Subsidiary has been a part since its inception will be consolidated as to ownership and control under the Subsidiary, in a manner resulting in the control and ownership thereof by the Subsidiary, and, as a consequence of the transactions contemplated by this Agreement, all such assets and operations shall become the indirect property (through ownership of the Subsidiary's capital stock) of the Corporation.

6.2      COOPERATION.

         The Corporation and the Subsidiary and their agents shall have reasonable access to the premises and assets of the other for the purpose of familiarizing themselves with the operations of each other's business. The Subsidiary and the Corporation agree to cooperate with each other and to render a reasonable amount of assistance in the orderly integration of the business of the Subsidiary into the Corporation's operations and the familiarization of the Parties therewith.

6.3      POST CLOSING LEGAL ACTIVITIES

(a) The Corporation's general counsel will prepare and file all required reports of the transactions contemplated by this Agreement with the Securities and Exchange Commission, such reports to include a detailed report of special event on Form 8-K, any required proxy materials, and such other matters as, in the opinion of management, may be required.

(b) The Parties hereby covenant and agree to fully cooperate with the Corporation's general counsel in the timely preparation and filing of all such materials and reports, which are due on or before the tenth day following Closing.

6.4      EMPLOYMENT OF SUBSCRIBERS

(a) The Subscribers hereby covenant and agree that Vernon C. Kendrick shall remain in the employ of the Subsidiary, as its chief executive officer and President, and that he shall remain as Chairman of the Board of Directors of the Subsidiary for a period of at least 36 months following Closing on this Agreement, and that he shall use his best efforts and diligence to assure the success of the Subsidiary's business, and that he shall serve in an official capacity with the Corporation if so requested and appropriately compensated.

(b) The Parties hereby acknowledge that Vernon C. Kendrick, who serves as an executive officer of the Subsidiary shall be paid annual compensation for their services to the Corporation and its subsidiaries, including the Subsidiary, in a sum to be agreed upon for his services to both the Corporation and the Subsidiary.

(c) The Parties hereby agree that Vernon C. Kendrick shall execute an Employment Agreement in form and substance as set forth in Exhibit 6.4(c) attached hereto.

6.5      SECONDARY OFFERING

         The Corporation hereby covenants and agrees to use its best efforts to effect a secondary offering of its securities of at least $5,000,000 within 180 days following the Closing on this Agreement, and to loan a portion of the proceeds to the Subsidiary on a subordinated, long term basis.

6.6      PRIVATE PLACEMENT

         Upon closing of this Agreement the Subscriber and the Corporation agree to utilize their respective resources on a "best efforts" basis to assist the Corporation to obtain an additional paid in capital of at least $2,000,000, for a share price to be established by mutual agreement. To the extent funds raised by the Corporation pursuant to a secondary offering of its securities exceeds $5 million, the Corporation's obligations under this paragraph shall be deemed satisfied.


                                  ARTICLE SEVEN
                                  MISCELLANEOUS

7.1      AMENDMENT.

         No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evinced by a written instrument, subscribed by the Party against which such modification, waiver, amendment, discharge or change is sought.

7.2      NOTICE.

         All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To the Corporation:

                             Enter Tech Corporation
                             Attention: Sam Lindsey, President
                             430 E. 6th Street
                             Loveland, CO. 80537

                  To the Subsidiary:

                             WavePower, Inc.
                             Attention: Vernon C Kendrick, President
                             75 N.E. 6th Ave. Delray Beach, Fl. 33483

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth. Copies of any notice shall also be sent to Jay C. Salyer, Jr. Esq., General Counsel to the Subsidiary, by facsimile to (954) 792-1007.

7.3      ENTIRE AGREEMENT.

         This instrument, together with the instruments referred to herein, contain all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

7.4      SURVIVAL.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

7.5      SEVERABILITY.

         If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

7.6      GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of Colorado and any legal proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in a Court of competent jurisdiction in the Larimer County, City of Loveland, State of Colorado, and shall be subject to the mediation procedures of such Court.

7.7      INDEMNIFICATION.

         Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise. Such indemnification shall include, but shall not be limited to, loss, damage or expense, including reasonable attorneys fees relating to or arising out of the failure or inaccuracy of any representation, warranty or covenant made by such party pursuant to such agreement. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

7.8      LITIGATION.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

        (1) First, the issue shall be submitted to mediation before a mediation service in Denver, Colorado to be selected by lot from four alternatives to be provided two by each Party. The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

        (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Denver, Colorado to be selected by lot, from four alternatives to be provided; and

        (3) Expenses of mediation shall be borne by the Subsidiary, if successful. Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered. If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

7.9      BENEFIT OF AGREEMENT.

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees.

7.10     CAPTIONS.

         The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

7.11     NUMBER AND GENDER.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

7.12     FURTHER ASSURANCES.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time hereafter, be required herein to effect the intent and purpose of this Agreement.

7.13     STATUS.

         Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship; rather, the relationships established hereby are those of purchaser and seller.

7.14     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart. Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

7.15     LICENSE.

         This Agreement is the property of Jay C. Salyer, Jr., Esq. for use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Jay C. Salyer, Jr. Esq.'s prior written permission is prohibited.

7.16     EXHIBIT INDEX.

                  Exhibit         Description
                  -------         -----------
                  0.2             Business Description
                  1.3             Disclosed Subsidiary Liabilities
                  2.1             Corporation's Warranty Exceptions
                  2.2             Subsidiary's Warranty Exceptions
                  2.2(a)          Subsidiary Property Inventory (Real and Personal)
                  2.2(a-1)        Subsidiary Technology and Intellectual Property
                  2.2(a-2)        Functional Specifications
                  2.2(a-3)        Patents and Copyrights
                  2.2(j)          Subsidiary's Financial Statements
                  2.2(aa)         Subsidiary's Contracts
                  2.2(bb)         Subsidiary's Employee Matters
                  2.2(cc)         Subsidiary's Software Security Procedures
                  2.2(dd)         Subsidiary's Lease Terms
                  2.3             Subscriber's Warranty Exceptions
                  2.3(c)          Questionnaires
                  2.3(d)          Regulation SB Narrative Disclosure
                  3.3(e)          Subscriber's Performance Standards
                  4.2             Subscriber's Deliveries at Closing
                  4.2(d)          Investment Letter (Subsidiary)
                  6.4(c)          Employment Agreement

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the 19th day of April, 2000.

SIGNED, SEALED AND DELIVERED
       IN OUR PRESENCE:

                                           ENTER TECH CORPORATION
-----------------------------------

                                           By:    /s/ SAM LINDSEY
-----------------------------------           ----------------------------------
                                                  Sam Lindsey, President
(CORPORATE SEAL)
                                           Attest:
                                                  ------------------------------
                                                  Secretary

                                           WAVEPOWER, INC.
-----------------------------------

                                           By:    /s/ VERNON C. KENDRICK
-----------------------------------           ----------------------------------
                                               Vernon C. Kendrick, President
(CORPORATE SEAL)
                                           Attest:
                                                  ------------------------------
                                                  Secretary


                                   SUBSCRIBERS

                                                  /s/ VERNON C. KENDRICK
-----------------------------------

-----------------------------------           ----------------------------------
                                                Vernon C. Kendrick, Subscriber

                                    EXHIBITS


                  Exhibit         Description
                  -------         -----------
                  0.2             Business Description

                  1.3             Disclosed Subsidiary Liabilities

                  2.1             Corporation's Warranty Exceptions

                  2.2             Subsidiary's Warranty Exceptions

                  2.2(a)          Subsidiary Property Inventory (Real and Personal)

                  2.2(a-1)        Subsidiary Technology and Intellectual Property

                  2.2(a-2)        Functional Specifications

                  2.2(a-3)        Patents and Copyrights

                  2.2(j)          Subsidiary's Financial Statements

                  2.2(aa)         Subsidiary's Contracts

                  2.2(bb)         Subsidiary's Employee Matters

                  2.2(cc)         Subsidiary's Software Security Procedures

                  2.2(dd)         Subsidiary's Lease Terms

                  2.3             Subscriber's Warranty Exceptions

                  2.3(c)          Questionnaires

                  2.3(d)          Regulation SB Narrative Disclosure

                  3.3(e)          Subscriber's Performance Standards

                  4.2             Subscriber's Deliveries at Closing

                  4.2(d)          Investment Letter (Subsidiary)

                  6.4(c)          Employment Agreement